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                                                                       Exhibit 5



                               December 16, 1999


Careside, Inc.
6100 Bristol Parkway
Culver City, CA  90250

Re: Registration Statement on Form S-8
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Gentlemen:

     Reference is made to a Registration Statement on Form S-8 of Careside, Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement covers 1,333,054 shares of the Company's common stock, $.01 per value per share (the "Shares"), which may be purchased by employees of the Company under the Employee Stock Purchase Plan or issued by the Company upon exercise of options granted or available for grant under the following plans of Company:

          .    1996 Incentive and Non-Qualified Stock Option Plan
          .    1996 Key Executive Stock Option Plan
          .    1998 Incentive and Non-Qualified Stock Option Plan
          .    1998 Director Stock Option Plan

(collectively the "Stock Option Plans").

     As counsel for the Company, we have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws, the Plans and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

     Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of, and, if issued under the Stock Option Plans, upon exercise of the options granted under the Stock Option Plans, will be validly issued and outstanding as fully paid and non-assessable shares.
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     Our opinion expressed above is limited to the federal laws of the United
States and the law of the State of Delaware.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                    Very truly yours,



                                    PEPPER HAMILTON LLP